FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VENYRA CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Number)	30-1439127 (IRS Employer Identification Number)

Juvenal Victor

Fontes Dos Santos

1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801

(562) 312-6022

Email: office@venyra.net

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

Securities Act registration statement file number to which this form relates: 333-288757

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value US$0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered by Venyra Corporation, a Wyoming corporation (the “Registrant”), is contained in the sections entitled “Prospectus Summary,” “Dividend Policy,” and “Description of Securities” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933 (No. 333-288757), as originally filed with the Securities and Exchange Commission on July 18, 2025, as amended, which description is incorporated herein by reference.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement on Form 8-A and are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission:

Exhibit No.
1.	The Registrant’s Registration Statement on Form S-1 (No. 333-288757) (the “Registration Statement”), as filed with the Securities and Exchange Commission on July 18, 2025 and as subsequently amended – incorporated herein by reference.

2.	Articles of Incorporation of Venyra Corporation incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3.	Bylaws of Venyra Corporation incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

4.	Form of Subscription Agreement incorporated herein by reference to Exhibit 99.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VENYRA CORPORATION

Dated: August 27, 2026	By: /s/ Juvenal Victor Fontes Dos Santos Juvenal Victor Fontes Dos Santos, President, Secretary, Treasurer, Director Principal Executive Officer, Principal Financial and Accounting Officer